Exhibit 1.01

WESTERN DIGITAL CORPORATION

Conflict Minerals Report

For the Reporting Period from January 1, 2018 to December 31, 2018

Western Digital Corporation has filed this Conflict Minerals Report as an exhibit to its Form SD for calendar year 2018 as contemplated by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”).

Unless the context indicates otherwise, the terms “we,” “its,” “us,” “our” and “Company” refer to Western Digital Corporation, or WDC, and its consolidated subsidiaries. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate risks related to the sourcing of the necessary 3TG.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, (3) political and regulatory developments, whether in the Democratic Republic of the Congo, its adjoining countries, the United States or elsewhere. You should not place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.

Applicability of the Conflict Minerals Rule to Our Company

We are a leading developer, manufacturer and provider of data storage devices and solutions that address the evolving needs of the information technology industry and the infrastructure that enables the proliferation of data in virtually every industry. Our broad portfolio of technology and products address the following key markets: Client Devices; Data Center Devices and Solutions; and Client Solutions. We also generate license and royalty revenue related to our intellectual property, which is included in each of these three categories.

We are subject to the Conflict Minerals Rule because certain products that we manufacture or contract to be manufactured contain 3TG that are necessary to the functionality or production of the products. We do not directly source 3TG from mines, smelters or refiners. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with the expectations stated in our Conflict Minerals Policy, which we describe below.

Our Conflict Minerals Policy

We strongly disapprove of the violence in the Democratic Republic of Congo (the “DRC”) and adjoining countries (collectively, the “Covered Countries”). Since well before the adoption of the Conflict Minerals Rule, we have been committed to supporting responsible sourcing of 3TG, including from the Covered Countries through conformant smelters and refiners. We started communicating with suppliers in 2010 regarding this issue. We also take seriously our compliance obligations under the Conflict Minerals Rule. To these ends, we have adopted and communicated to our suppliers and the public our Policy Regarding Conflict-Free Minerals (our “Conflict Minerals Policy”). Our Conflict Minerals Policy expresses our expectation that our suppliers:

1.

supply materials to us that are “DRC conflict free,” by which we mean (a) any 3TG necessary to the functionality and production of supplied materials do not directly or indirectly finance armed groups through mining or mineral trading in the DRC or an adjoining country, or (b) any 3TG in supplied materials are from recycled or scrap sources; and

2.	adopt policies with respect to 3TG in support of our Conflict Minerals Policy and, throughout the supply chain, to require their suppliers to adopt similar policies.

Under the Conflict Minerals Rule, an “armed group” is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to a Covered Country.

We do not support the embargoing of 3TG from Covered Countries, but rather encourage our suppliers to continue to source responsibly from the region.

In addition, we have been a member of the Responsible Business Alliance (“RBA,” formerly the Electronic Industry Citizenship Coalition) since 2007. The RBA is the world’s largest industry coalition dedicated to electronics supply chain responsibility. Through the RBA’s Responsible Minerals Initiative (the “RMI,” formerly the Conflict Free Sourcing Initiative), we have worked with and continue to work with other companies focusing on responsible 3TG sourcing.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, we conducted in good faith a “reasonable country of origin inquiry” (“RCOI”) covering 2018. Our RCOI was reasonably designed to determine whether any of the necessary 3TG contained in our products originated in the Covered Countries or came from recycled or scrap sources. We identified 160 suppliers that we believe provided us with components, parts or products containing necessary 3TG, or that we believe may have provided us with components, parts or products containing necessary 3TG. We provided those suppliers with, and asked those suppliers to complete, the Conflict Minerals Reporting Template developed by the RMI. 100% of those suppliers responded to our request for information.

For 2018, the responding suppliers identified a total of 258 different smelters and refiners that processed the necessary 3TG contained in our products. Based on the information reported by our suppliers that submitted Conflict Minerals Reporting Templates to us and the country of origin information that the RMI makes available to its members, we concluded that 26 of these smelters and refiners sourced or may have sourced from the Covered Countries.

Twenty-four (24) of the smelters and refiners that were identified by suppliers as having processed necessary 3TG in our products were reasonably believed by us to have sourced only recycled or scrap content for 2018, based on origin information that the RMI makes available to its members. To the extent that a smelter or refiner processed both recycled or scrap and newly mined 3TG, we were unable to determine the origin of the necessary 3TG in our products.

Some of our suppliers did not provide product-level information about the materials they supplied to us, and some of our suppliers were unable to provide country of origin information to us because of incomplete or insufficiently detailed responses from their own suppliers. As a result, we were not able to determine that none of our necessary 3TG originated or may have originated in the Covered Countries or are not or may not be from recycled or scrap sources. Therefore, we conducted due diligence on the source and chain of custody of those necessary conflict minerals in our products.

For our reasonable country of origin inquiry, to the extent applicable, we utilized many of the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below), which are described below in this Conflict Minerals Report.

Due Diligence

Due Diligence Design

We have designed our due diligence measures relating to 3TG to conform with, in all material respects, the due diligence framework set forth in the Organisation for Economic Co-operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (collectively, the “OECD Guidance”).

Due Diligence Measures Performed

The following is a description of the due diligence measures we performed during/for the Reporting Period. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.	OECD Step #1: Establish and maintain strong company management systems

a.

We have a team of senior staff who are members of the working group responsible for the management and continued implementation of our 3TG compliance strategy. This staff reports to senior leadership of our Company. The following functional areas are represented on the working group or are otherwise involved with our compliance process: legal; procurement; and quality. Leadership of the compliance program resides with our Senior Vice President and Chief Procurement Officer.

b.

Members of the Global Procurement – Responsible Supply Chain team receive training from RMI on the Conflict Minerals Rule, the OECD Guidance, our compliance program and our procedures for reviewing and validating supplier responses to our inquiries. We have internal procedures documents addressing various aspects of our compliance program, including our review and validation of supplier responses. These documents are communicated to the members of the working group.

c.	We utilize specialist outside counsel and other consultants to assist us with our compliance efforts.

d.

We have a Conflict Minerals Policy. The Conflict Minerals Policy is posted on our website at https://www.westerndigital.com/company/corporate-sustainability/responsible-supply-chain and is distributed electronically to selected employees and all suppliers of materials that we believe contain 3TG.

e.

We utilize the RMI’s Conflict Minerals Reporting Template to identify smelters and refiners in our supply chain. We request in-scope suppliers to complete the Conflict Minerals Reporting Template in order to provide information concerning the usage and source of 3TG in their components, parts and products, as well as information concerning their related due diligence and compliance efforts. We encourage our suppliers to consult the information contained on the RMI website and to participate in appropriate third-party training to enhance the accuracy and quality of the information that they provide to us.

f.	We are a member of the RBA and the RMI.

g.

We have procedures to maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, on a computerized database for at least six years.

h.

Certain of our forms of purchase order terms and conditions contain a requirement that our suppliers comply with environmental specifications for materials, components and products, which specifically reference 3TG compliance and the RBA Code of Conduct, which requires the responsible sourcing of minerals generally.

i.

With the annual dissemination of the Conflict Minerals Reporting Template, we remind suppliers of our Conflict Minerals Policy and indicate third-party resources that they can refer to for additional information. In addition, we remind certain suppliers of our compliance expectations during supplier business reviews.

j.

As a grievance mechanism, we have a third-party managed Ethics Helpline available for employees, suppliers and other interested parties to report potential violations of our Conflict Minerals Policy. We communicate to these stakeholders the availability of our Ethics Helpline for reporting potential violations of our company policies, which include our Conflict Minerals Policy. The number for the Ethics Helpline is (877) 548-6716. It is our policy that if concerns about our 3TG sourcing or potential violations were to be reported, we would investigate appropriately.

2.	OECD Step #2: Identify and assess risk in the supply chain

a.

We sent requests to all of our suppliers that we identified as having provided us with components, parts or products containing 3TG, or that we believe may have provided us with components, parts or products containing 3TG, in the calendar year ended December 31, 2018, and asked them to provide us with a completed Conflict Minerals Reporting Template. We requested that our suppliers furnish us with a completed template at the product level (i.e., specific to the products that they sold to us, rather than pertaining to the products sold to all of their customers). We followed up by email or phone with suppliers that did not respond to the request for a completed Conflict Minerals Reporting Template within a specified time frame.

b.

As part of the supplier on-boarding process, we required that new suppliers complete a Conflict Minerals Reporting Template or otherwise made inquiries concerning the 3TG content of the components, parts and/or products prior to making purchases from them. We continue to survey suppliers annually thereafter if they are identified as an in-scope supplier.

c.

We reviewed the completed Conflict Minerals Reporting Templates based on our internally-approved written review criteria to identify incomplete responses, potential errors, inaccuracies and potential Covered Country sourcing. As part of our review, we checked whether smelters and refiners disclosed by suppliers processed the types of metals contained in the components, parts and products sourced from those suppliers. We followed up by email or phone with a supplier that submitted an incomplete response or a response that we believed contained errors or inaccuracies or that otherwise provided a written response determined not to be suitable by us. We followed up with other suppliers as we deemed appropriate.

d.

We reviewed the smelters and refiners identified by our suppliers against those contained on the Smelter Look-up tab list of the Conflict Minerals Reporting Template. To the extent that they were not on that list, we (a) requested that the supplier confirm that the listed entity is a smelter or refiner and/or (b) through the RMI or publicly available information, attempted to determine whether the listed entity is a smelter or refiner and whether it has ceased operations.

e.

When a completed Conflict Minerals Reporting Template from a supplier identified a smelter or refiner, we also reviewed that information against the lists of conformant and active (or the equivalent) smelters and refiners and country of origin information published by the RMI, the London Bullion Market Association (“LBMA”), the Responsible Jewellery Council (“RJC”) and the Tungsten Industry – Conflict Minerals Council (“TI-CMC”). When a completed Conflict Minerals Reporting Template from a supplier identified a smelter or refiner that was not listed as a conformant or active (or the equivalent) of these independent third-parties, we consulted information that the RMI makes available to its members to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in a Covered Country and whether those smelters and refiners have ceased operations.

f.

Suppliers are categorized by internally-developed supplier risk levels, which assign risk across multiple criteria, including smelter or refiner certification status, “red flags” identified and the supplier relationship. Suppliers that are identified as being in higher risk categories are escalated in accordance with our risk mitigation procedures, which are described below.

3.	OECD Step #3: Design and implement a strategy to respond to identified risks

a.

We have procedures for monitoring and reporting on risk to designated senior management and the Audit Committee of the Board of Directors. Pursuant to these procedures, the findings of our compliance efforts in respect of 2018 were reported to senior personnel at our Company, including leadership for our 3TG compliance program, and the Audit Committee of the Board of Directors.

b.

We have written risk management procedures, pursuant to which we sent requests to higher management levels in certain suppliers’ organization where it was deemed advisable to encourage them to respond to our inquiries and to help incentivize suppliers to cooperate with our requests. Our risk management procedures provide for increasing levels of escalation to specified internal personnel and allow for a flexible response that is commensurate with the risks identified. In addition, to the extent that identified smelters and refiners were, according to the RMI information, neither conformant nor active, we worked through the RMI to encourage such smelters and refiners to become conformant, except where the smelters or refiners have, according to the RMI information, permanently or temporarily ceased operations. We also utilize information provided by the RMI to its members to monitor smelter and refiner improvement.

4.	OECD Step #4: Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

a.

In connection with our due diligence, we utilize and rely on information made available by the RMI, the LBMA, the RJC and the TI-CMC concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is conformant or the equivalent.

b.

We also support independent third-party audits of smelters and refiners through our membership in the RMI. In addition, certain of our personnel were members of or participated in various RMI committees, including the Smelter Engagement Team.

5.	OECD Step #5: Report annually on supply chain due diligence

Each year, we file a Form SD and, to the extent applicable, a Conflict Minerals Report, with the Securities and Exchange Commission and make them available on our website at: http://investor.wdc.com/sec.cfm.

Product Information

For 2018, our in-scope product categories were: (1) hard disk drives; (2) solid-state drives; (3) NAND-flash storage devices; (4) direct attached storage solutions; (5) personal cloud network attached storage solutions; and (6) public and private cloud data center storage solutions. For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended June 29, 2018. The information contained in our Form 10-K is not incorporated by reference into, or a part of, this Conflict Minerals Report.

Results of Review

As described above, we conducted due diligence to determine the source and chain of custody of the necessary 3TG in our products. As part of that process, we actively surveyed our direct suppliers that we believed potentially supplied us with products, materials or components containing necessary 3TG during 2018 and requested that they disclose the smelters and refiners that processed the necessary 3TG in the products they supplied to us in 2018. For calendar year 2018, we received completed Conflict Minerals Reporting Templates from 100% of the suppliers surveyed.

Facilities Used to Process the Necessary 3TG in Our Products

For calendar year 2018, our suppliers identified to us the smelters and refiners listed on Annex A as having processed the necessary 3TG contained in our products. Of the 258 smelters and refiners identified, 250 were identified by the RMI as “conformant,” 3 were identified by the RMI as “active,” and 5 were on the Smelter Look-up tab only. All 5 of the smelters and refiners on the Smelter Look-up tab only have, according to the RMI, ceased operations either permanently or temporarily. These 258 smelters and refiners may not be all of the smelters and refiners in our 2018 supply chain for the reasons indicated in note (1)(a) to Annex A. Due to our position in the supply chain, which is discussed above, we rely on our suppliers for complete and accurate smelter and refiner information. Therefore, our due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our 2018 products.

The table below presents a summary of the smelter and refiner information contained in Annex A. Please see the notes accompanying Annex A for additional information relevant to the table below.

Smelter and Refiner and Country of Origin Information (1)

	Conformant				Active
	Likely Sourced from Covered Countries	Not Likely Sourced from Covered Countries	Not Disclosed	100% Recycled or Scrap
Tantalum	14	26	0	2	0
Tin	2	72	0	5	1
Tungsten	7	34	0	2	0
Gold	3	100	0	15	2

(1)	If a smelter or refiner sourced from multiple sources, it is included in the table under each applicable category.

Country of Origin of the Necessary 3TG in Our Products

We attempted to determine the countries of origin of the necessary 3TG in our products in reliance on country of origin information for smelters and refiners made available by the RMI to its members. However, except for the DRC, the RMI does not name specific countries of origin of the 3TG processed by conformant smelters and refiners. Instead, the RMI indicates countries of origin for each smelter and refiner by category. In addition, for some of the listed conformant smelters and refiners, country of origin information is not disclosed. Therefore, because of the lack of detail and the limitations on the RMI’s information, we are not able to disclose the specific country of origin of the necessary 3TG in our products for calendar year 2018.

Efforts to Determine the Mine or Location of Origin

We endeavored to determine the mine or location of origin of the necessary 3TG contained in our 2018 products by requesting that our suppliers provide us with a completed Conflict Minerals Reporting Template. Where a Conflict Minerals Reporting Template provided by a supplier identified a smelter or refiner, we also reviewed information made available by the RMI, the LBMA, the RJC and the TI-CMC, to the extent available, to try to determine the mine or location of origin. Our suppliers’ responses and the RMI’s information did not provide sufficiently detailed information for us to determine the mine or location of origin of the necessary 3TG in our products for calendar year 2018.

Steps Taken and to be Taken to Mitigate Risk and Improved Due Diligence

Since the start of calendar year 2018, we have taken and currently intend to continue to take the following additional steps to mitigate the risk that the necessary 3TG in our 2019 products benefit armed groups:

1.	Updated our reasonable country of origin inquiry and due diligence procedures to align with the then latest revision of the Conflict Minerals Reporting Template.

2.	Continued to encourage suppliers that provided company level information for 2018 to provide product level information for 2019 through ongoing outreach with these suppliers.

3.	Engaged with suppliers that provided incomplete responses for 2018 to help ensure that they provide requested information for 2019.

4.

Continued to refine our internal compliance procedures and reporting metrics, to better ensure that we are effectively using program resources and collecting data that is useful to assessing and mitigating risk.

5.	Communicated to new potentially in-scope suppliers our sourcing expectations, including through the dissemination of our Conflict Minerals Policy to them.

6.

Reviewed selected supplier policies to confirm that they do not provide for an embargo of 3TG from Covered Countries. Policies were selected for review based on the information provided by suppliers in their Conflict Minerals Reporting Templates. If any reviewed suppliers were suspected of embargoing Covered Countries, we followed up with such suppliers to urge them to amend their policies.

7.	Continued to communicate to suppliers that we are committed to responsible sourcing from Covered Countries.

8.	Urged our suppliers to transition to exclusively sourcing from conformant smelters and refiners and monitored their progress toward that objective.

9.	Urged certain suppliers, smelters and refiners to participate in the RMI’s Responsible Minerals Assurance Process.

10.	Continued to monitor best practices and regulatory guidance through membership and participation in RMI.

All of the foregoing steps are in addition to the steps that we took in respect of 2018, which we intend to continue to take in respect of our 2019 compliance efforts, to the extent applicable.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, our suppliers identified to us the smelters and refiners listed below as having processed the necessary 3TG contained in our products in 2018. Please see the notes that accompany the table for important information concerning the data in the table.

Smelter and Refiner Information (1)

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery—Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Doduco	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant

Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	L’Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Not Applicable
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conformant

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	Alent plc	UNITED STATES OF AMERICA	Conformant
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV Serumpun Sebalai	INDONESIA	Conformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Active
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Not Applicable
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Not Applicable
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	ALMT Corp	JAPAN	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Not Applicable
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Not Applicable
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant

(1)	We note the following in connection with the information contained in the foregoing table:

(a)

The smelters and refiners listed in the table were identified by our suppliers as being part of our 2018 supply chain, including those that sourced only recycled or scrap content. Some of our suppliers may have reported to us smelters and refiners that were not actually in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2018 supply chain, because: (i) we have not included smelter and refiner information that our suppliers reported to us at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us because we believe that such information is likely to be over-inclusive; and (ii) many of our suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our products.

(b)	The table only includes entities that were listed as smelters or refiners by the RMI, the LBMA, the RJC or the TI-CMC, as of March 7, 2019.

(c)	Smelter or refiner status information in the table is as of March 7, 2019.

(d)

“Conformant” means that a smelter or refiner was listed as conformant with the Responsible Minerals Assurance Process’s (“RMAP”) assessment protocols, including through mutual recognition and those indicated as “re-audit in process.” Included smelters and refiners were not necessarily conformant for all or part of 2018 and may not continue to be conformant for any future period. We do not have information on the origin of the 3TG processed by any of the conformant smelters and refiners prior to their respective certification dates.

(e)	“Active” means that the smelter or refiner is a participant in the RMAP and has committed to undergo an audit or is participating in a cross-recognized certification program.

(f)	Smelter or refiner status reflected in the table is based solely on information made publicly available by the RMI, LBMA, RJC and/or TI-CMC, without independent verification by us.

(g)

“Not Applicable” means that a smelter or refiner is listed on the Smelter Look-up tab of the Conflict Minerals Reporting Template, but is not listed as “conformant” or “active.” All 5 of the smelters and refiners listed as “Not Applicable” have, according to the RMI information provided as of March 7, 2019, ceased operations, either permanently or temporarily.